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                                                                   EXHIBIT 10.33

                                                                       Exhibit A
                                                                       ---------

                                PROMISSORY NOTE


THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE TRANSFERRED, SOLD, OFFERED FOR SALE, HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.


$________________                                                 June __, 1999


     FOR VALUE RECEIVED, the undersigned, Advanced Radio Telecom Corp., a Delaware corporation (the "Borrower"), hereby promises to pay to ____________ (the "Lender"), or order, on the Maturity Date (as defined below), the principal sum of $___________, together with interest at a rate of eleven percent (11%) per annum on the aggregate principal amount of the Note from time to time unpaid, which interest shall accrue daily but not compound. The Maturity Date shall be the first to occur of (i) the Final Maturity Date (as defined in the Preferred Stock Purchase Agreement dated as of June __, 1999, as from time to time in effect, by and among the Borrower, the Lender and the other parties thereto (the "Agreement")) and (ii) the date the Lender or the Borrower terminates the Agreement pursuant to Section 6 thereof.

     This Note evidences borrowings under, and is entitled to the benefits of, and is subject to the provisions of the Agreement. The principal of this Note may be prepaid without penalty in whole or from time to time in part. All payments made under this Note shall be made by wire transfer of immediately available funds in accordance with the instructions contained in the Agreement, as amended by the Lender in writing from time to time.

     If the Borrower shall default in the payment of any principal of or accrued interest on this Note when the same is due and payable, the Borrower agrees to pay, to the extent permitted by law, interest on such defaulted amount at the rate of fourteen percent (14%) per annum until all amounts due hereunder are paid in full.

     In the event that (a) the Borrower (i) voluntarily files for protection under any bankruptcy or insolvency law, or appoints or consents to the appointment of a receiver or makes a general assignment for the benefit of creditors or (ii) has filed against it any petition commencing an involuntary case under any bankruptcy or insolvency law and such case is not dismissed within sixty (60) days of such filing or (b) obligations of the Borrower under either
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(i) the Indenture dated as of February 6, 1997 between the Borrower and
The Bank of New York, as Trustee or (ii) obligations of the Borrower with respect to money borrowed under the Credit Agreement dated September 17, 1998 between the Borrower and Lucent Technologies, Inc. ("Lucent") and the Working Capital Credit Agreement dated September 17, 1998 between the Borrower and Lucent (collectively, the "Lucent Loan") are accelerated and such acceleration is not withdrawn (each of the above events, an "Event of Default"), then the Lender may by notice in writing to the Borrower declare all or any part of the unpaid principal of this Note, together with accrued interest thereon, due and payable (unless pursuant to clause (a), in which case the entire unpaid principal of this Note, together with accrued interest thereon, shall automatically become immediately due and payable) and the Lender shall have the right to enforce this Note by exercise of the rights and remedies granted to it by applicable law. No failure by the Lender to take action with respect to any Event of Default hereunder shall affect its subsequent rights to take action with respect to the same or any other Event of Default. In the event of any Event of Default the Borrower agrees to pay all reasonable costs of collection, including reasonable attorneys' fees, to the extent allowed by law.

     If any Event of Default occurs hereunder, the Lender may protect and enforce its rights by suit in equity, action at law and/or other appropriate proceeding for specific performance of this Note.

     This Note shall be governed by and construed in accordance with the laws (other than the conflict of laws rules) of the State of New York.

     The Borrower hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note, except as specifically otherwise provided in the Agreement, and assents to extensions of time of payment, forbearance or other indulgence without notice.

     Acceptance by the Lender of any payment hereunder which is less than payment in full of all amounts due and payable at the time of such payments shall not constitute a waiver of the right to demand payment in full at that time or any subsequent time. No modification or waiver of any provision of this Note, nor any departure therefrom, shall in any event be effective unless the same shall be in a written instrument signed by the Lender and then such waiver or consent shall be effective only in the specific instance and for the specific purpose given.

     This Note is one of the several notes in an aggregate principal amount of $50,000,000 (together, the "Bridge Notes") made by the Borrower in favor of the Lender and the other parties to the Agreement pursuant to Section 1.3 of the Agreement. All action in connection with the enforcement of, or the exercise of any remedies in respect of, the Bridge Notes shall be taken only by two-thirds in interest of the holders of the Bridge Notes, and all such actions shall be binding on all of the holders of the Bridge Notes.

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     This Note may be amended upon the written consent of the Borrower and the
Lender.

[SEAL]                        ADVANCED RADIO TELECOM CORP.


                              By
                                ---------------------------------
                                  Title:

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